Exhibit 4.1
LOCKUP AND REGISTRATION RIGHTS AGREEMENT
This LOCKUP AND REGISTRATION RIGHTS AGREEMENT, dated as of March 3, 2017 (this “Agreement”), is by and among Hi-Crush Partners LP, a Delaware limited partnership (the “Partnership”), and each of the unitholders of the Partnership listed on the signature pages hereto (each a “Holder” and collectively, the “Holders”).
RECITALS
WHEREAS, on February 23, 2017, the Partnership entered into a Membership Interest Purchase Agreement by and among Permian Basin Sand Company, LLC, Permian Basin Sand Holdings, LLC, PRE Wildcat Holdings, LLC, the Holders, Platte River Equity III, L.P., as the Sellers’ Representative, and the Partnership (the “Purchase Agreement”);
WHEREAS, under the Purchase Agreement, the Holders will receive common units representing limited partner interests in the Partnership (the “Common Units”); and
WHEREAS, the Partnership has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Holders pursuant to the Purchase Agreement.
NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
1.1    Definitions. As used in this Agreement, the following terms have the meanings indicated:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” (including, with correlative meanings, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning set forth in the preamble.
“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.
“Common Units” has the meaning set forth in the recitals.
“Effective Date” means the date of effectiveness of the Registration Statement.

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“Effectiveness Period” has the meaning specified in Section 2.1(a)(ii)
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“Holder” and “Holders” have the meanings set forth in the preamble. From and after the Permitted Transfer, if it occurs, Platte River Equity III-B, L.P. shall be a Holder under this Agreement.

“Holder Indemnified Persons” has the meaning specified in Section 2.5(a).
“Losses” has the meaning specified in Section 2.5(a).
“Partnership” has the meaning set forth in the preamble.
“Permitted Transfer” means the distribution or other transfer by PBS PRE III-B Holdings, LLC to its sole member Platte River Equity III-B, L.P. of all of the Registrable Securities held by PBS PRE III-B Holdings, LLC, and the assignment of PBS PRE III-B Holdings, LLC’s rights under this Agreement, including its rights to cause the Partnership to register such Registrable Securities under Article II hereof, provided, that Platte River Equity III-B, L.P. continues to be the sole member of PBS PRE III-B Holdings, LLC at the time of such transfer and assignment and such transfer complies with applicable federal and state securities laws and regulations.
“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or any agency, instrumentality or political subdivision thereof or any other form of entity.
“Purchase Agreement” has the meaning set forth in the recitals.
“Registrable Securities” means the Common Units issued to the Holders pursuant to the Purchase Agreement.
“Registration” means the registration of Registrable Securities pursuant to Section 2.1(a).
“Registration Expenses” has the meaning specified in Section 2.4(a).
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.
“Sellers’ Representative” means Platte River Equity III, L.P.
“Shelf Registration Statement” means a “shelf” registration statement of the Partnership that covers the resale on a delayed or continuous basis of all the Registrable Securities in accordance with the terms of this Agreement (and may cover other securities of the Partnership) on Form S-3 and under Rule 415 under the Securities Act or, if the Partnership is not then eligible to file on Form S-3, on Form S-1 under the Securities Act, or any successor rule that may be adopted by the SEC, including all amendments and supplements to such “shelf” registration statement, including post-effective amendments, in each case, including the prospectus contained therein, all exhibits thereto and any document incorporated by reference therein. Such Shelf Registration Statement also shall cover, to the extent allowable under the Securities Act, such indeterminate number of additional common units representing limited partner interests in the Partnership resulting from equity splits, distributions or similar transactions with respect to the Common Units.

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“Target Effective Date” means such date that is 90 days after March 3, 2017.

1.2    Registrable Securities. Any Registrable Security will cease to be a Registrable Security upon the earliest to occur of the following: (a) when a registration statement covering such Registrable Security becomes or has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement, (b) when such Registrable Security has been disposed of (excluding transfers or assignments by a Holder to any assignee or transferee to whom the rights under this Agreement have been transferred pursuant to Section 2.7) pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act, and (c) when such Registrable Security has been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.8.
ARTICLE 2
REGISTRATION RIGHTS
2.1    Shelf Registration.
(a)    Shelf Registration Statement.
(i)    The Partnership shall (A) prepare and file with the Commission one Shelf Registration Statement and (B) cause such Shelf Registration Statement to become effective no later than the Target Effective Date.
(ii)    The Partnership will use its reasonable best efforts to cause the Shelf Registration Statement to be continuously effective under the Securities Act, with respect to any Holder, until the earlier of (A) three years after the Effective Date, extended for the aggregate time of all delays and suspensions under Section 2.1(b), or (B) such time as all Registrable Securities cease to be Registrable Securities (the “Effectiveness Period”). As soon as practicable following the date that the Shelf Registration Statement becomes effective, but in any event within two Business Days after such date, the Partnership shall provide the Holders with written notice of the effectiveness of such Shelf Registration Statement.
(b)    Delay Rights. Notwithstanding anything to the contrary contained herein, the Partnership may, upon written notice to any Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Holder’s use of any prospectus which is a part of such Shelf Registration Statement (in which event the Holder shall suspend sales of the Registrable Securities pursuant to such Shelf Registration Statement) if (i) the Partnership is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Partnership determines in good faith that the Partnership’s ability to pursue or consummate such a transaction would be materially and adversely affected by any required disclosure of such transaction in such Shelf Registration Statement or (ii) the Partnership has experienced some other material non-public event, the disclosure of which at such time, in the good faith judgment of the Partnership, would materially and adversely affect the Partnership; provided that the Partnership shall not register any securities for its own account or that of any other security holder during such suspension and the Partnership shall likewise suspend the use of all other then-effective registration statements (other than any registration statements on Form S-8 or successor form) during such suspension. Upon disclosure of such information or the termination of the condition described above, the Partnership shall provide prompt notice to the Holders whose Registrable Securities are included in such Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions necessary or appropriate to permit registered sales of Registrable Securities as contemplated in this Agreement. Notwithstanding the foregoing, the Partnership’s rights to delay or suspend the use of any Shelf Registration Statement or sales thereunder shall not, in the aggregate, cause the Holders to be required to

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suspend sales of Registrable Securities pursuant to the Shelf Registration Statement or relieve the Partnership of its obligation to amend or supplement and maintain the effectiveness of a Shelf Registration Statement for longer than 90 days during any 12 month period.
2.2    Further Obligations. In connection with its obligations under this ARTICLE 2, the Partnership will:
(a)    promptly prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement continuously effective, supplemented and amended for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Shelf Registration Statement;
(b)    furnish to each Holder, without charge, (i) as far in advance as reasonably practicable, but in no event less than two Business Days, before filing the Shelf Registration Statement or any supplement or amendment thereto, copies of all such documents proposed to be filed (including exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the Commission), and provide each such Holder the opportunity to object to any information pertaining to such Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Holder with respect to such information prior to filing such Shelf Registration Statement or such other registration statement and the prospectus included therein or any supplement or amendment thereto, and (ii) promptly after the same is prepared and publicly distributed, filed with the Commission or received by the Partnership, such number of copies of such Shelf Registration Statement or such other registration statement and any prospectus included therein and any supplements and amendments thereto, including any issuer free writing prospectus, as such Persons may reasonably request in order to facilitate the resale or other disposition of the Registrable Securities covered by such Shelf Registration Statement or other registration statement, as well as each item of correspondence from the Commission or the Commission’s staff relating to the Shelf Registration Statement;
(c)    if applicable, use its reasonable best efforts to promptly register or qualify the Registrable Securities covered by the Shelf Registration Statement under the securities or blue sky laws of such jurisdictions as the Holders may reasonably request; provided, however, that the Partnership will not be required to qualify generally to transact business in any jurisdiction where it is not then required to be so qualified or to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;
(d)    use its reasonable best efforts to comply with all applicable rules and regulations of the Commission;
(e)    use its reasonable best efforts to cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Partnership are then listed;
(f)    provide a transfer agent and registrar for all Registrable Securities covered by the Shelf Registration Statement;
(g)    if reasonably required by the Partnership’s transfer agent, the Partnership shall promptly deliver any authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to transfer Registrable Securities without legend upon sale by the Holder of such Registrable Securities under the Shelf Registration Statement;

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(h)    promptly notify the Holders, at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and if required by applicable law, promptly prepare, file with the Commission and furnish to the Holders a supplement to or an amendment of such prospectus as may be necessary so that such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
(i)    use its reasonable best efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness of the Shelf Registration Statement and, (ii) if such order is issued, obtain the withdrawal of any stop order or other suspension of effectiveness of the Shelf Registration Statement; and
(j)    make available for inspection, upon execution of a customary confidentiality agreement, by a selling Holder, and any attorneys or accountants retained by such Persons, at the offices where normally kept, during reasonable business hours and upon reasonable notice, financial and other records, pertinent corporate documents and properties of the Partnership and its subsidiaries, each to the extent reasonably required for the selling Holder to complete its due diligence and to the extent permitted by applicable federal and state securities laws and regulations, and cause the officers, directors and employees of the Partnership and its subsidiaries to supply all such information in each case reasonably requested by any such Holder, representative, attorney or accountant in connection with the Shelf Registration Statement.
2.3    Cooperation by Holders. No later than seven Business Days prior to the first anticipated filing date of the Shelf Registration Statement or any amendment or supplement thereto, the Partnership shall notify the Sellers’ Representative of the information regarding the Holders that the Partnership determines, after consultation with its counsel, is reasonably required in order for the Shelf Registration Statement or such amendment or supplement to comply with the Securities Act, and the Sellers’ Representative shall request such information from the Holders. The Partnership shall have no obligation to include Registrable Securities of a Holder in the Shelf Registration Statement or such amendment or supplement if such Holder has failed to furnish such information at least three Business Days prior to the first anticipated filing date of the Shelf Registration Statement or such amendment or supplement.
2.4    Expenses.
(a)    Certain Definitions.
“Registration Expenses” means all expenses incident to the Partnership’s performance under or compliance with this Agreement to effect the Registration, including all registration, filing, securities exchange listing and national securities exchange fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of transfer agents and registrars, all word processing, duplicating and printing expenses of the Shelf Registration Statement and any preliminary prospectus, prospectus supplement or final prospectus, and the fees and disbursements of counsel and independent public accountants for the Partnership.
(b)    Expenses. The Partnership will pay all reasonable Registration Expenses, as determined in good faith, in connection with a shelf Registration, whether or not any sale is made pursuant to such shelf Registration. Except as otherwise provided in Section 2.5, the Partnership shall not be responsible for professional fees (including legal fees) incurred by Holders in connection with the exercise of such Holders’ rights hereunder.

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2.5    Indemnification.
(a)    By the Partnership. In the event of a Registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Partnership will indemnify and hold harmless each Holder thereunder, its directors, officers, managers, members, partners, employees and agents and each Person, if any, who controls such Holder within the meaning of the Securities Act and the Exchange Act, and its directors, officers, managers, members, partners, employees or agents (collectively, the “Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) (collectively, “Losses”), joint or several, to which such Holder Indemnified Person becomes subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (in the case of any prospectus, in light of the circumstances under which such statement is made) contained in (which, for the avoidance of doubt, includes documents incorporated by reference in) the applicable Shelf Registration Statement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereof, or any free writing prospectus relating thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and will reimburse each such Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating, defending or resolving any such Loss or actions or proceedings; provided, however, that the Partnership will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such Holder Indemnified Person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder Indemnified Person, and shall survive the transfer of such securities by such Holder.
(b)    By Each Holder. Each Holder agrees severally but not jointly to indemnify and hold harmless the Partnership, its general partner and its general partner’s directors, officers, employees and agents and each Person, who, directly or indirectly, controls the Partnership within the meaning of the Securities Act or of the Exchange Act to the same extent as the foregoing indemnity from the Partnership to the Holders, but only with respect to information regarding such Holder furnished in writing by or on behalf of such Holder expressly for inclusion in the Shelf Registration Statement, any preliminary prospectus, prospectus supplement or final prospectus contained therein, or any amendment or supplement thereto or any free writing prospectus relating thereto. In no event shall the liability of any Holder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities included in the Shelf Registration Statement giving rise to such indemnification obligation.
(c)    Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party under this Section 2.5 (or otherwise), except to the extent that the indemnifying party is materially prejudiced by such failure. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.5 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense or employ counsel reasonably satisfactory to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded

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that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnifying party shall settle any action brought against any indemnified party with respect to which such indemnified party may be entitled to indemnification hereunder without the consent of the indemnified party, unless the settlement thereof imposes no liability or obligation on, includes a complete and unconditional release from liability of, and does not contain any admission of wrongdoing by, the indemnified party.
(d)    Contribution. If for any reason the indemnification provided for in Section 2.5(a) and Section 2.5(b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of all such losses, claims, damages, expenses or liabilities (including reasonable attorneys’ fees and expenses) in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of any Holder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such contribution obligation.
(e)    Other Indemnification. The provisions of this Section 2.5 shall be in addition to any other rights to indemnification or contribution that an indemnified party may have pursuant to law, equity, contract or otherwise.

(f)    Survival. The obligations of this Section 2.5 shall survive the expiration or termination of this Agreement.
2.6    Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the resale of the Registrable Securities without registration, so long as a Holder owns any Registrable Securities, the Partnership agrees to use its reasonable best efforts to:
(a)    make and keep public information regarding the Partnership available, as those terms are understood and defined in Rule 144 under the Securities Act (or any similar provision then in effect), at all times from and after the date hereof;
(b)    file with the Commission in a timely manner all reports and other documents required of the Partnership under the Securities Act and the Exchange Act at all times from and after the date hereof;

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(c)    furnish promptly upon reasonably request (i) to the extent accurate, a written statement of the Partnership that it has complied with the reporting requirements of Rule 144 under the Securities Act (or any similar provision then in effect) and (ii) unless otherwise available via the Commission’s EDGAR filing system, a copy of the most recent annual or quarterly report of the Partnership, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration; and
(d)    (i) reasonably cooperate, at the Partnership’s sole cost and expense, with such Holder in removing any restrictive legend from the certificates evidencing the Registrable Securities promptly following the expiration of the six-month holding period in respect of the Registrable Securities applicable to non-affiliates of the Partnership under Rule 144 under the Securities Act, including, if required, to cause the Partnership’s legal counsel to issue a legal opinion in favor of the Partnership’s transfer agent and instructing the transfer agent to issue new certificates evidencing such Registrable Securities free of any restrictive legend, and (ii) no later than the date that the Shelf Registration Statement is no longer effective, cause any restrictive legends to be removed from the certificates evidencing such Registrable Securities.
2.7    Transfer or Assignment of Registration Rights. The rights to cause the Partnership to register Registrable Securities under this Article II may not be transferred or assigned by each Holder to any transferee or assignee of Registrable Securities without receiving prior written consent from the Partnership; provided that the Permitted Transfer may be undertaken without the consent of the Partnership.
2.8    Lock-up Agreement. Except with respect to the Permitted Transfer, which may be undertaken without the consent of the Partnership and shall not constitute a breach of this Section 2.8, each Holder hereby agrees that it shall not, without the prior written consent of the Partnership, with respect to such Holder’s Registrable Securities, for a period of 90 days after the date hereof, (a) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any Common Units or any securities convertible into, exercisable for or exchangeable for Common Units (whether such Common Units or any such securities are then owned by the Unitholder or are thereafter acquired), (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise, or (c) publicly disclose the intention to do any of the foregoing.
ARTICLE 3
MISCELLANEOUS
3.1    Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered by hand, by facsimile transmission or electronic mail transmission, or by certified or registered mail, postage prepaid and return receipt requested. Notices shall be deemed to have been given upon delivery, if delivered by hand, three days after mailing, if mailed, and upon receipt of an appropriate electronic confirmation, if delivered by facsimile or electronic mail transmission. Notices shall be delivered to the parties at the addresses set forth below:

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If to the Partnership:	Hi-Crush Partners LP Three Riverway, Suite 1350 Houston, Texas 77056 Attention: Robert Rasmus Attention: Mark Skolos Facsimile No.: (713) 963-0088 Email: razz@hicrush.com Email: mskolos@hicrush.com
with a copy to:	Norton Rose Fulbright US LLP Fulbright Tower 1301 McKinney, Suite 5100 Houston, TX 77010-3095 Attention: Edward Rhyne Facsimile No.: (713) 651-5246 Email: edward.rhyne@nortonrosefulbright.com
If to Holder(s):	Platte River Equity III, L.P. 200 Fillmore Street, Suite 200 Denver, Colorado 80206 Attn: Peter W. Calamari E-mail: pcalamari@platteriverequity.com
with a copy to:	Bartlit Beck Herman Palenchar & Scott LLP 1899 Wynkoop Street, Suite 800 Denver, Colorado 80202 Attn: M. Robert Morrill E-mail: robert.morrill@bartlit-beck.com
Any party may from time to time change its address or designee for notification purposes by giving the other parties prior notice in the manner specified above of the new address or the new designee and the subsequent date upon which the change shall be effective.
3.2    Entire Agreement. This Agreement, together with the Purchase Agreement and any related exhibits and schedules thereto, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. Notwithstanding the foregoing, in the event of any conflict between the terms and provisions of this Agreement and those of the Purchase Agreement, the terms and conditions of this Agreement shall control.
3.3    Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Partnership may assign this Agreement at any time in connection with a sale or acquisition of the Partnership, whether by merger, consolidation, sale of all or substantially all of the Partnership’s assets, or similar transaction, without the consent of the Holders; provided, that the successor or acquiring Person agrees in writing to assume all of the Partnership’s rights and obligations under this Agreement.
3.4    No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

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3.5    Headings and Captions. The headings and captions contained in this Agreement are included for purposes of convenience only, and shall not affect the meaning or interpretation of this Agreement or any term or provision contained herein.
3.6    Amendment, Modification and Waiver. Except as otherwise provided herein, the provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Partnership and the Sellers’ Representative. No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
3.7    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any applicable law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall use reasonable efforts to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.
3.8    Remedies. Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Partnership acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Partnership hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.
3.9    Governing Law; Waiver of Jury Trial.
(a)    This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of law. Any Proceeding (as defined in the Purchase Agreement) among the parties or arising out of or relating to this Agreement shall be instituted exclusively in the state and federal courts located in Houston, Texas, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such Proceeding. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such Proceeding in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, any action for specific performance or other injunctive relief permitted under this Agreement may be instituted in any court that exercises appropriate jurisdiction over such action and the parties thereto.
(b)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS

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WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.9.
3.10    Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same agreement. Any party to this Agreement may deliver an executed counterpart hereof by facsimile transmission or electronic mail (as a portable document format (PDF) file) to another party hereto or thereto and any such delivery shall have the same force and effect as the delivery of a manually signed counterpart of this Agreement (as applicable). Minor variations in the form of the signature page, including footers from earlier versions of this Agreement shall be disregarded in determining the party’s intent or the effectiveness of such signature.
3.11    Further Assurances. Each of the parties to this Agreement shall, and shall cause their Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.
3.12    Negotiated Agreement. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to the construction or interpretation hereof.
[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

PARTNERSHIP:

HI-CRUSH PARTNERS LP
By: Hi-Crush GP LLC, its general partner
By: /s/ Mark Skolos
Name: Mark Skolos
Title: General Counsel and Secretary

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HOLDERS:
PLATTE RIVER EQUITY III, L.P.
By: Platte River Investors III, LLC, its General Partner
By:    /s/ Peter W. Calamari
Name: Peter W. Calamari
Title: Managing Director

PLATTE RIVER EQUITY III-A, L.P.
By: Platte River Investors III, LLC, its General Partner
By:    /s/ Peter W. Calamari
Name: Peter W. Calamari
Title: Managing Director

PLATTE RIVER EQUITY III-AFFILIATES, L.P.
By: Platte River Investors III, LLC, its General Partner
By:    /s/ Peter W. Calamari
Name: Peter W. Calamari
Title: Managing Director
PBS PRE III-B HOLDINGS, LLC
By: Platte River Equity III-B, L.P., its Sole Member
By: Platte River Investors III, LLC, its General Partner
By:/s/ Peter W. Calamari
Name: Peter W. Calamari
Title: Managing Director

PLATTE RIVER EQUITY III-B
By: Platte River Investors III, LLC, its General Partner
By:/s/ Peter W. Calamari
Name: Peter W. Calamari
Title: Managing Director

/s/ Steven Herron
Steven Herron

/s/ Peter Melcher
Peter Melcher

/s/ Mark Smiens
Mark Smiens

33958548
4825-0871-0211